Page 1 10b5-1 Preset Diversification Program® (PDP) 1 Table of Contents Part I. Account and Plan Information. Instructions: To be completed by MSSB and reviewed by the Seller. Part II. Trade Schedules. Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock. Instructions: May not be applicable for some plans. For use by any seller who wishes to sell shares obtained upon the exercise of stock options. When applicable, to be completed by MSSB and reviewed by the Seller. This Trade Schedule will be provided to the Issuer as Notice of the intention to exercise stock options. Trade Schedule B – Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or ESPP Stock. Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller. Part III. Sales Plan Disclosures and Representations. Instructions: The Seller must review and understand these disclosures and representations. The Seller is required to sign the last page of this Part III. Part IV. Exhibits. Exhibit A – Issuer Representation Letter. Instructions: To be reviewed and executed by an authorized representative of the Issuer. Exhibit B – Seller Representation Letter. Instructions: May not be applicable for some plans. To be reviewed and executed only by those sellers required to sell shares pursuant to Rule 144. Exhibit C – Section 16 Authorization Letter. Instructions: May not be applicable for some plans. To be reviewed and signed only by those sellers who are required to comply with Section 16 of the Exchange Act. Not required if MSSB already has an Authorization Letter on file for the Seller. If required, this Authorization Letter will be provided to the Issuer’s Section 16 Compliance Officer. Document To Be Signed By Part I Account and Plan Information N/A Part II Trade Schedule A Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock N/A Part II Trade Schedule B Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or ESPP Stock N/A Part III Sales Plan Disclosures and Representations Seller and MSSB Part IV Exhibit A Issuer Representation Letter Issuer Part IV Exhibit B Seller Representation Letter Seller, if applicable Part IV Exhibit C Section 16 Authorization Letter Seller, if applicable 1 Preset Diversification Program is a registered Trademark of Morgan Stanley Smith Barney LLC, protected in the United States and other countries. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 2 PART I Account and Plan Information Instructions: To be completed by MSSB and reviewed by the Seller. The undersigned (referred to hereinafter as the “Seller”, “I” or “me”) hereby appoints Morgan Stanley Smith Barney LLC (“MSSB”) as my agent for the purposes of implementing this Sales Plan (this “Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as outlined below and for the purpose of executing this Plan. I understand that this Plan is subject to review prior to acceptance by MSSB and that, upon acceptance, MSSB will use commercially reasonable efforts to perform its obligations under this Plan. The appointment of MSSB is for the purpose of selling my securities pursuant to the terms and conditions set forth below. Subject to such terms and conditions, MSSB accepts such appointment. This Plan is valid only for the specific security, account number and maximum total shares indicated: Issuer (the “Issuer”): Sprout Social, Inc. Trading Symbol: SPT Adoption Date: 9/12/2024 Plan Type: New Plan The date on which the Seller executes this Plan will be defined as the Adoption Date (the “Adoption Date”). Seller’s Name: JRH Revocable Trust Account #: 709 – XXX189 FA Number: 365 Selling Start Date: The Selling Start Date is the later of (i) and (ii): (i) the 91st day after the Adoption Date,12/12/2024 or (ii) the earlier of: a. the third business day following the disclosure of the Issuer’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which this Plan is adopted (estimated 11/5/2024); or b. the 121st day after the Adoption Date (1/9/2025). Promptly but no later than the relevant disclosure date, a representative of the Issuer will communicate the disclosure date of the 10-Q or 10-K, as applicable, to the MSSB Financial Advisor listed in Part I of the Plan. The MSSB Financial Advisor will then submit the Selling Start Date to the Executive Financial Services (EFS) primary and alternate contacts also identified in Part I in accordance with MSSB’s internal policies. If the EFS authorized person receives notification later than 12:00 PM ET on a particular business day, MSSB is not obligated to begin sales until the trading day after receipt of notification. Note: The Selling Start Date should match the earliest Start Date on any order in Trade Schedules A or B. If the Selling Start Date or the Start Date entered for any order in Trade Schedules A or B is earlier than allowable under Rule 10b5-1 or the Issuer’s policies, then the Selling Start Date and the order Start Date shall be the earliest allowable Selling Start Date under Rule 10b5-1 and such policies. Plan End Date:11/05/2025 Commission: _$0.04 per share Seller’s Affiliation Status: 144 Affiliate Director or officer (as defined in Rule 16a-1(f) of the Exchange Act) Non 144 Affiliate but subject to trading windows Other Share Type: Options Shares already owned Restricted Stock Award /Units Other Plan Total Share Quantity: Trade Schedule A: N/A____ Trade Schedule B: 480,000 Total Shares: 480,000 Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 3 Notice: To the Seller: Name: Justyn Howard Address: 1763 N WILMOT AVE, CHICAGO, IL Telephone: 312-898-1145 E-Mail: justyn@sproutsocial.com Copies to: Name: Address: Telephone: E-Mail: To Issuer: Name: Heidi Jonas & Tiffany Doyle Sprout Social, Inc. Address: 131 South Dearborn Street Suite 700 Chicago, IL 60603 Telephone: 773-922-1570/312-924-7941 E-Mail: heidi@sproutsocial.com tiffany@sproutsocial.com Copies to: Name: Corporation Address: Telephone: E-Mail: To: MSSB 10b5-1 Preset Diversification Program Department Primary Contact: Rich Fischer Alternate Contact: PDP Desk Address: 1 New York Plaza, 8th Floor New York, NY 10004 Telephone: 917-589-3040 E-mail: rfischer@ms.com and pdpdesk@ms.com Copies to: MSSB Financial Advisor Primary Contact: Terry White Alternate Contact: Nick Sillacci Alternate Contact: Bob Rosenthal Alternate Contact: Travis Baldwin Ops Manager: Nicole Astabraghpour Address: 70 W. Madison, Suite 5100 Chicago, IL 60602 Telephone: 312-419-3339 Fax: 312-739-2834 E-mail: Terrence.p.white@morganstanley.com Bob.rosenthal@morganstanley.com m.travis.baldwin@morganstanley.com nick.silacci@morganstanley.com This Part I is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 4 PART II Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock. Instructions: May not be applicable for some plans. For use by any seller who wishes to sell shares obtained upon the exercise of stock options. When applicable, to be completed by MSSB and reviewed by the Seller. This Trade Schedule will be provided to the Issuer as Notice of the intention to exercise stock options. Name of Seller: ____________________ Name of Issuer: Sprout Social, Inc. I understand that it is my responsibility to ensure that my employee stock options (the “Options”) will be vested prior to the purchase of shares (the “Shares”) of common stock of the Issuer upon exercising the options and will be vested prior to their associated sale periods listed below and will not expire before such sale periods. I also acknowledge responsibility for notifying MSSB in the event of an expiration of the Options under the Issuer’s stock option plan that will prevent the occurrence of one or more transactions listed below. If I authorize the exercise of more than one vested Option grant at the same limit price, the Options will be exercised in the order listed below. I further acknowledge that in the event Options cannot be exercised and the corresponding Shares cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected thereby and will end on the originally scheduled Plan End Date. I represent that the information below is accurate. The following shall constitute my irrevocable direction and authorization to exercise the Options and sell the Shares as follows: *** INFORMATION ON GRID MUST BE TYPED *** (a) Date of Grant (b) Grant ID (c) Strike Price (d) Option Vest Date (e) Option Expiration Date (f) Sale Period(s) (g) Number of Shares to be Sold (h) Limit Price Start Date End Date Note: Insert additional rows as necessary. “No Sale” Periods (if any) Start Date End Date The maximum number of Shares to be sold under this Trade Schedule A is N/A. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 5 1. I hereby irrevocably authorize the Issuer to deliver Shares through the Depository Trust Company (DTC) to Morgan Stanley Smith Barney LLC - DTC#: 015 Deliver to Account #: - XXX 2. I hereby authorize MSSB or its affiliates, as applicable, to wire a cash amount sufficient to cover the cost of the exercise and any withholding taxes due to either the Issuer or, if applicable, the Issuer’s outside stock option plan administrator upon the exercise of any Options exercised and underlying Shares sold pursuant to this Plan. Instructions for Trade Schedule A:  Please list all Options to be exercised and sold in the order of proposed exercise and sale. If a specific grant is not attributed to each individual Sale Period, Options will be exercised in the order that the grants are listed above.  In columns (a) through (e) please provide the details of the Option grants to be exercised and sold.  In column (f), state the first and last date on which the Shares are authorized to be sold during the Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated.  In column (g), state the maximum number of Shares to be sold pursuant to the Option exercise. Do not aggregate with amounts authorized to be sold at a different price during the same Sale Period.  In column (h), write a dollar price which is the minimum price per Share (the “Limit Price”) at which the Shares are authorized to be sold during the Sale Period. All limit orders will be treated as “limit not held” orders. Note: Option exercises and sales must be at a Limit Price, not at a “Market” price.  In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule A. These periods are independent of any suspension that may occur pursuant to this Plan. This Trade Schedule A is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 6 Trade Schedule B – Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or Employee Stock Purchase Plan Stock. Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller. Name of Seller: JRH Revocable Trust______ Name of Issuer: Sprout Social, Inc. I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected and will end on the originally scheduled Plan End Date. I represent that the information below is accurate. *** INFORMATION ON GRID MUST BE TYPED *** (a) Type (Clean (CLN), Control (CTRL), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP) ) (b) Grant ID (If applicable) (c) Date Shares Acquired / Vest Date (If applicable) (d) Sale Period(s) (e) Authorized Number of Owned Shares to be Sold (f) Limit Price (“Market” if a Market Order) Start Date End Date RSU 03/01/2021 -20,000 RSU shares Selling Start Date 11/05/2025 20,000 $20.00 CTRL Founders Shares – 20,000 04/23/2010 – 20,000 Founders Shares – Selling Start Date 11/05/2025 20,000 MKT RSU 03/01/2021 – 426 shares 06/01/2021-4603 shares 09/01/2021 – 4603 shares 03/01/2022 – 10,368 shares 1/15/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares – 20,000 04/23/2010 – 20,000 Founders Shares – 1/15/2025 11/5/2025 20,000 MKT CTRL RSU Founders Shares – 281 03/01/2022 – 7,063 shares 06/01/2022 – 6,657 shares 09/01/2022 – 5,999 shares 04/23/2010 – 281 Founders Shares – 2/6/2025 11/05/2025 20,000 $20.00 CTRL Founder’s Shares 04/23/2010 2/6/2025 11/05/2025 20,000 MKT Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 7 (a) Type (Clean (CLN), Control (CTRL), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP) ) (b) Grant ID (If applicable) (c) Date Shares Acquired / Vest Date (If applicable) (d) Sale Period(s) (e) Authorized Number of Owned Shares to be Sold (f) Limit Price (“Market” if a Market Order) Start Date End Date CTRL Founders Shares 04/23/2010 3/4/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 3/4/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 4/4/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 4/4/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 5/6/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 5/6/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 6/3/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 6/3/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 7/8/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 7/8/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 8/5/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 8/5/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 9/5/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 9/5/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 10/7/2025 11/05/2025 20,000 $20.00 CTRL Founders Shares 04/23/2010 10/7/2025 11/05/2025 20,000 MKT CTRL Founders Shares 04/23/2010 11/4/2025 11/05/2025 20,000 $20.00 Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 8 (a) Type (Clean (CLN), Control (CTRL), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP) ) (b) Grant ID (If applicable) (c) Date Shares Acquired / Vest Date (If applicable) (d) Sale Period(s) (e) Authorized Number of Owned Shares to be Sold (f) Limit Price (“Market” if a Market Order) Start Date End Date CTRL Founders Shares 04/23/2010 11/4/2025 11/05/2025 20,000 MKT Note: Insert additional rows as necessary “No Sale” Periods (if any) Start Date End Date 12/16/2024 1/14/2025 1/17/2025 2/5/2025 2/8/2025 3/3/2025 3/6/2025 4/3/2025 4/8/2025 5/5/2025 5/8/2025 6/2/2025 6/5/2025 7/7/2025 7/10/2025 8/4/2025 8/7/2025 9/4/2025 9/9/2025 10/6/2025 10/9/2025 11/3/2025 The maximum number of Shares to be sold under this Trade Schedule B is 480,000 Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 9 Instructions for Trade Schedule B:  Shares should be listed in chronological order of proposed sales.  In column (a), indicate the type of stock to be sold.  In column (b), for Restricted Stock Awards/units or ESPP Shares, please state the Grant ID, if applicable.  In column (c), state the date the Shares to be sold were acquired or vested. If the Shares were acquired/vested in more than one lot, state the acquisition/vest date for each lot. If performance based Restricted Stock Awards or Units and vest date is unknown at this time, indicate “TBD” in the grid above.  In column (d), state the first and last date on which the Shares are authorized to be sold during the designated Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period, unless explicitly indicated.  In column (e), state the maximum number of Shares authorized to be sold at the price during the designated Sale Period. Do not aggregate with amounts authorized to be sold at a lower price during the same designated Sale Period.  In column (f), write either: (i) a dollar price, which is the minimum price (the “Limit” Price) at which Shares are authorized to be sold, or (ii) the word “market” if Shares are to be sold at the then-prevailing market price per Share during the Sale Period. All market orders will be treated as “market not held” orders. All limit orders will be treated as “limit not held” orders.  In the grid labeled “No Sale” Periods, list the period(s), if any, during which no sales may be made pursuant to this Trade Schedule B, stated Sale Periods, notwithstanding. These periods are independent of any suspension that may occur pursuant to this Plan. This Trade Schedule B is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 10 PART III Sales Plan Disclosures and Representations Instructions: The Seller must review and understand these disclosures and representations. The Seller is required to sign the last page of this Part III. A. General Representations. I understand that this Plan is intended to conform with certain provisions of SEC Rule 10b5-1 of the Securities and Exchange Commission (the “Rules”). 1. I hereby represent to MSSB that, as of the date of my signature below: a. I am not aware of any material nonpublic information about the securities that are the subject of this Plan or the Issuer (if I am a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1). b. I am entering into and adopting this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act or Rules 10b-5 or 10b5-1 thereunder (if I am a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1), or evade the prohibitions of any other law or rule. c. I will at all times act in good faith with respect to this Plan, including any modifications or terminations of this Plan. d. I understand that the protections of the Rules may not apply if I alter this Plan or deviate from the instructions in any way, other than in accordance with the modification provisions of this Plan and applicable law; e. I own the securities which are the subject of this Plan free and clear and I acknowledge and confirm that: (i) Neither I, nor the securities subject to this Plan are subject to any pledges, liens, security interests or other impediments to transfer (except for those which I have entered into with MSSB or limitations imposed by Rule 144, if applicable), other than the lockup agreement entered into in connection with the Issuer’s initial public offering to which I am subject, nor is there any contractual restriction or litigation, arbitration or other proceeding pending, or to my knowledge threatened, that would prevent or interfere with the exercise of options (“Options”) to purchase shares (“Shares”) of the Issuer or sale of Shares under this Plan; and (ii) The execution and delivery of this Plan by me and the transactions contemplated by this Plan will not contravene applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over me or my affiliates. f. While this Plan is in effect, I will not enter into any corresponding or hedging transaction or position with respect to the securities which are the subject of this Plan (including, without limitation, with respect to any securities convertible or exchangeable into common stock of the Issuer) and, unless this Plan is modified or terminated in accordance with the terms hereof, I agree not to alter or deviate from the terms of this Plan; g. I agree not to, directly or indirectly, communicate any information relating to the Shares or the Issuer to any employee of MSSB or its affiliates who are involved, directly or indirectly, in executing this Plan at any time while this Plan is in effect or attempt to exercise any influence over how, when or whether to effect any sales of Shares pursuant to this Plan; h. I have no outstanding (and will not subsequently enter into while this Plan is in effect any additional) contract, instruction or plan that would qualify for the affirmative defense under Rule 10b5-1(c)(1) for purchases or sales of the Issuer’s securities on the open market, except as permitted by Rule 10b5- 1(c)(1)(ii)(D) based on consultation with my own or the company’s counsel and notified to MSSB in writing. i. If this Plan is designed to effect the open-market sale of the total amount of Shares under this Plan as a single transaction, other than eligible sell-to-cover transactions as described in Rule 10b5-1(c)(1)(ii)(D)(3), I Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 11 have not, during the prior 12-month period, adopted (and will not subsequently adopt while this Plan is in effect) a contract, instruction or plan that (1) was or is designed to effect the open-market purchase or sale of all of the securities covered by such contract, instruction or plan in a single transaction and (2) would otherwise qualify for the affirmative defense under Rule 10b5-1(c)(1). j. I represent that this Plan conforms with the trading policies of the Issuer, and I acknowledge and confirm that I have provided MSSB with an Issuer Representation letter dated as of the date of this Plan signed by an authorized representative of the Issuer substantially in the form of Part IV - Exhibit A to this Plan; k. I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information as soon as practicable if I become aware of: (i) any restriction that would prohibit any sale pursuant to this Plan (other than any such restriction relating to my possession or alleged possession of material nonpublic information about the Issuer or its securities). Such notice will indicate the anticipated duration of the restriction, but will not include any other information about the nature of the restriction or its applicability to me and will not in any way communicate any material nonpublic information about the Issuer or its securities to MSSB; (ii) any change in the Issuer’s insider trading policies that would cause the sales to be made by MSSB for the account of the Seller pursuant to this Plan to be inconsistent with these policies; (iii) any change in the Issuer’s policies with regard to the timing or method of exercising options covered by this Plan; (iv) any change that would cause the sales hereunder not to meet all applicable requirements of Rule 144, if applicable; and any stock split, stock dividend or other like distributions affecting the Shares (“Recapitalization”). I understand that MSSB will not be responsible for any incorrect order entered due to any of the above events if MSSB has not been notified by me at least one business day prior to such event. l. I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information before I: (i) enter into, modify or terminate any new or existing contract, instruction or plan with another broker-dealer or agent to purchase or sell any securities of the Issuer that would qualify for the affirmative defense under Rule 10b5-1(c)(1) and be treated as a single “plan” with this Plan under Rule 10b5-1(c)(1)(ii)(D)(1) based on consultation with my own or the company’s counsel (I understand that any such modification or termination would act as a modification or termination of this Plan, as applicable, with any such modification subject to the modification provisions of Section D.2. of this Plan and the cooling-off period then required by Rule 10b5- 1(c)(1)(ii)(B)); or (ii) provide any other instructions to another broker-dealer or agent to purchase or sell any securities of the Issuer. m. I acknowledge that MSSB is not acting as my fiduciary but is acting in a brokerage capacity in connection with the adoption and implementation of this Plan and, in its capacity as agent under this Plan, has not provided me with any tax, accounting or legal advice; n. If I am a director or executive officer of the Issuer, then I am not subject to any current pension fund blackout period applicable to such Issuer, and I have not received written notice of the imposition of, nor am I aware of, the actual or approximate beginning or ending dates of any such blackout period and I further acknowledge and agree that I may not modify or otherwise alter this Plan in such circumstances; o. I represent that I am not entering into this Plan on behalf of, or with the assets of, an individual retirement account or individual retirement annuity, or any employee retirement or employee benefit plan (such as, for example, a Keogh or “HR-10” plan). [Explanatory Note: A plan involving the sale of stock acquired through Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 12 the exercise of employee stock options would not be “on behalf of, or with the assets of’ any of the types of plans referred to in this paragraph.] p. I represent that my account is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” as defined under Section 4975(e) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include the assets of any such plan by reason of such a plan's investment in such entity. 2. MSSB hereby represents, warrants and covenants that: a. It is acting as agent under the Plan and, subject to Sections D.3 and D.4 below, will effectuate transactions in accordance with the terms of the Plan. B. Section 16 Representations (note: may not be applicable for some plans). 1. I understand that it is my responsibility to comply with all applicable laws (including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, if applicable) and policies of the Issuer of the securities with respect to the transactions contemplated by this Plan (“Covered Transactions”) and agree to comply with all such laws and policies; 2. If I have specified that I am subject to the requirements of Section 16 of the Exchange Act, I agree to complete, execute and deliver to MSSB a Section 16 Authorization Letter substantially in the form of Part IV – Exhibit C to this Plan; 3. I understand that federal securities laws may require me to disgorge all profits earned in connection with any purchase and sale of securities that occurs within six months of each other if I own 10% or more of any class of the Issuer’s equity securities, or if I am an officer or director of the Issuer (i.e., “short-swing profits”). I further understand that it is my own responsibility to ensure compliance with such short-swing profit rules, and I will seek my own counsel with respect to ensuring compliance with such rules; 4. I understand that there are securities laws and rules that require certain persons to timely file reports with the Securities and Exchange Commission (the “SEC”) as to the shareholder’s purchases and sales of the Issuer’s securities (including, without limitation, Section 13 and Section 16 of the Exchange Act). I understand that it is my responsibility to ensure compliance with such rules in a timely manner to the extent applicable, and I will seek my own counsel with respect to whether and when such reports might need to be filed. MSSB will not be required to: (i) make any of these filings on my behalf, (ii) review any Exchange Act filing made by me, or (iii) determine whether any Exchange Act filing by me has been made on a timely basis. MSSB will not be liable to me for any misstatement, omission or defect in any of these filings unless such misstatement, omission or defect is a result of gross negligence or willful misconduct by MSSB in connection with providing the relevant trade information necessary for me to comply with my reporting obligations under Section 13(d), Section 13(g) and/or Section 16 of the Exchange Act. MSSB shall provide to me and to the Issuer with such relevant trade information within a reasonable time following execution of the applicable trade but, in no event, later than the next succeeding business day; and 5. I understand that the laws governing insider trading are fact-specific and that MSSB does not and cannot guarantee that any transaction that is executed pursuant to this Plan will be deemed covered by the protections of the Rules. C. Sales of Restricted Stock or Control Stock Pursuant to SEC Rule 144 (note: may not be applicable for some plans). 1. I understand that this Plan is applicable only as to securities that are freely-tradable and that are not subject to any restrictions against purchase or sale. If I am considered an “Affiliate” within the meaning of Rule 144, then I understand that the provisions of that rule may limit the number of Shares I can sell at any given time. In the event there is a conflict between the quantity of securities that I have directed to be sold and any lesser amount of Shares that are permitted to be sold pursuant to Rule 144 or other securities laws or rules, I hereby direct that the maximum limits established by such other laws or rules shall govern. In no event will MSSB effect any sale if such sale would exceed the then-applicable limitation under Rule 144 assuming MSSB’s sales under this Plan are the only sales subject to that limitation. 2. I agree not to take nor to cause any person or entity with which I would be required to aggregate sales of stock pursuant to Rule 144 to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144, including volume limitations. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 13 3. I instruct MSSB to conduct all sales pursuant to this Plan in accordance with the manner of sale under Rule 144(f) and current public information requirements of Rule 144(c) and MSSB agrees to conduct all sales pursuant to this Plan in accordance with the manner of sale and current public information requirements of Rule 144, and in no event shall MSSB effect any sale if such sale would exceed the then applicable volume limitation under Rule 144, assuming MSSB’s sales pursuant to this Plan are the only sales subject to that limitation.. 4. I agree to timely provide completed and signed Rule 144 paperwork to MSSB (including, without limitation, a Seller Representation Letter dated as of the date of this Plan substantially in the form of Part IV - Exhibit B to this Plan, and, if applicable, an Initial Electronic Signature Authentication Document, in each case prior to the Adoption Date). I acknowledge that MSSB requires this paperwork to facilitate Rule 144 trades for my account. If required by Rule 144, MSSB hereby agrees to submit my completed Form 144 – Notice of Proposed Sale of Securities to the SEC, subject to MSSB’s timely receipt of my Rule 144 paperwork, including my individual central index key (CIK) and CIK confirmation code (CCC) for electronic filings with the SEC. I understand that, if MSSB does not timely receive my Rule 144 paperwork or the CIK and CCC codes provided to MSSB are not accurate and up to date, MSSB may not be able to file a timely Form 144 on my behalf. D. Implementation, Modification, Suspension and Termination. 1. Implementation of Plan. a. MSSB will sell the Shares subject to this Plan in accordance with the terms of this Plan for my account in accordance with the principles of best execution provided that MSSB may execute orders on a “not held” basis. MSSB considers several factors, including price, the available liquidity pool, execution speed, transaction costs, service and opportunities for price improvement in determining where to route customer orders for execution. A “not held” or “working order” permits MSSB to use reasonable brokerage judgment, exercising price and time discretion, as to when to execute the order. However, MSSB will not sell any Shares subject to this Plan at a price less than the Limit Price, if applicable. b. MSSB may sell the Shares subject to this Plan on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. I agree that if MSSB or its affiliates is a market maker or dealer in such Shares at the time that any sale is to be made under this Plan, MSSB or its affiliates may, at its sole discretion, purchase such Shares in its capacity as market maker or dealer. c. I agree to deliver the Shares subject to this Plan to the extent I currently own such Shares into an account at MSSB in my name and for my benefit prior to the Selling Start Date. I understand that this Plan shall not be effective until I establish a valid account at MSSB to hold the Shares. 2. Modification of Plan. a. I may not modify this Plan unless: (i) such modification is accepted in writing by MSSB; (ii) I provide MSSB with: (a) an Issuer Representation Letter substantially in the form of Part IV - Exhibit A to this Plan; (b) a Seller Representation Letter substantially in the form of Part IV - Exhibit B to this Plan; (c) a modification letter and new trade schedule(s) in which I represent that, among other things, on the date of such modification that I am not aware of any material, non-public information regarding the Issuer or any of its securities (including the Shares), that the modification is being made in good faith and not as part of a scheme to evade the Rules, and that my representations and warranties contained in this Plan are true at and as of the date of such letter as if made at and as of such date; and (iii) such modification occurs only outside of any “blackout periods” set forth in the Issuer’s insider trading policy and procedures. b. I understand that any modification or change to the amount, price or timing of the sale of Shares under this Plan will constitute a termination of this Plan and the adoption of a new plan subject to the cooling-off period then required by Rule 10b5-1(c)(1)(ii)(B). The Issuer may impose additional requirements as a condition of allowing me to modify this Plan, including, but not limited to, an additional period of time which must elapse before trading may resume following such modification. I agree to comply with any such additional requirements imposed by Issuer and to advise MSSB of such requirements. I further agree that any such Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 14 modification of this Plan shall be undertaken at my own risk without liability or consequence to MSSB. 3. Suspension of Plan. a. I understand that trading under this Plan may be suspended if MSSB has received written notice from the Issuer or from me of a legal, regulatory or contractual restriction applicable to the Issuer or to me. Upon receipt of such written notice, I expressly authorize MSSB to suspend trading as soon as practicable and trading shall not resume until MSSB has received written notice of the lifting of such suspension or the resolution of the underlying restriction. I understand that resumption of trading following such suspension is undertaken at my own risk without liability or consequence to MSSB. MSSB can make no representation as to the continued availability of the affirmative defense under Rule 10b5-1 in the event of any such resumption of trading. If the events giving rise to a suspension of trading cannot be resolved (as determined by MSSB in its sole discretion), I understand and acknowledge that MSSB reserves the right, in its sole discretion, to terminate this Plan in accordance with the provisions contained herein. In the event of a suspension, MSSB will resume effecting trades in accordance with this Plan as soon as MSSB determines that it is reasonably practical to do so. b. I understand and agree that MSSB may not be able to effectuate a sale due to a market disruption or a legal, regulatory or contractual restriction to which MSSB or its affiliates may be subject, or any other event or circumstance, as determined by MSSB in its sole discretion. In such case, MSSB agrees to effectuate such sale as promptly as practical after the cessation or termination of such market disruption, restriction or other event or circumstance. c. Upon the resumption of trading following a suspension, any trades having a Sales Period End Date scheduled to have occurred during such suspension period shall be deemed to have expired as of that scheduled Sales Period End Date as defined in Trade Schedule A or B, as applicable. Any trades having a Sales Period Start Date scheduled to have occurred during the period of suspension shall be placed as soon as practicable for the balance of time remaining until the Sales Period End Date applicable to such trade. All other trades shall be placed as originally indicated in this Plan. 4. Termination of Plan. a. I understand that this Plan will terminate at market close on the Plan End Date or, if earlier, upon the completed sale of the maximum Shares subject to this Plan. In addition, this Plan shall terminate, regardless of whether the maximum Shares have been sold, upon any of the following events: (i) MSSB receives written notice of my death; (ii) MSSB receives written notice of the commencement or impending commencement of any proceedings in respect of or triggered by my bankruptcy or insolvency; (iii) MSSB receives written notice of a valid instruction to transfer all or substantially all of the assets within my securities account at MSSB to another broker-dealer; (iv) MSSB receives written notice of a termination of an additional contract, instruction or plan that is being treated as a single “plan” with this Plan as described in Section A.1.m.(i) above (or MSSB receives written notice of a modification of such additional contract, instruction or plan and the requirements for a modification of the Plan are not or cannot be satisfied); (v) MSSB receives two days’ written notice from me terminating this Plan (which may be given for any reason); (vi) any modification or change to the amount, price or timing of the sale of Shares under this Plan as described in Section D.2.b above; (vii) I receive written notice from MSSB terminating this Plan (which may be given for any reason); (viii) If I fail to comply in any material respect with any applicable law and/or any obligation under this Plan; and Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 15 (ix) Upon my or the Issuer’s demonstrating to MSSB that any of the following contingencies have occurred: (a) A public announcement has been made of a tender offer involving the Issuer’s securities; (b) A definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this Plan would be subject to a lock-up provision; (c) A sale has been made of all or substantially all of the assets of the Issuer on a consolidated basis to an unrelated person or entity, or if a transaction affecting the Issuer occurs in which the owners of the Issuer’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction; (d) A dissolution or liquidation of the Issuer takes place or there is a commencement or impending commencement of any proceedings in respect of or triggered by the Issuer’s bankruptcy or insolvency; or (e) That this Plan or its attendant transactions may violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which the Issuer is a party or by which the Issuer is bound. b. I agree that I will act in good faith with respect to any terminations of this Plan. c. I further understand that if I choose to terminate this Plan prior to its stated duration, I may not trade in the Issuer’s securities for 30 calendar days. Furthermore, I must wait 180 calendar days before adopting a new trading plan after such termination, which will then be subject to the applicable cooling-off period between the establishment of the new plan and any trades under the new plan . d. In no event shall MSSB be deemed to have breached or failed to comply with this Plan if MSSB does not receive written notice from me or the Issuer of the above contingencies prior to the placement of a scheduled order under this Plan. E. Indemnification; Limitation of Liability. I understand that the purpose of this Plan is to provide me with an affirmative defense against charges of insider trading and that MSSB can make no representation or guarantee that any transaction entered according to this Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material nonpublic information or other laws or rules governing securities transactions. Therefore, in consideration of MSSB’s acceptance of these instructions, I hereby agree to indemnify and hold harmless MSSB and its directors, officers, employees and affiliates (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to this Plan (including, without limitation, any representations or warranties I have given or will give under or in connection with this Plan) or any transaction or transactions executed pursuant to this Plan or from any deviation I might make from this Plan; provided, however, I will have no indemnification obligations in the case of any claims, losses, damages or liabilities resulting from MSSB’s or its directors’, officers’, employees’ and affiliates’ gross negligence or willful misconduct.. This indemnification will survive termination of this Plan. Notwithstanding any other provision hereof, neither party hereto shall be liable to the other party for (i) any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, outbreak or escalation of hostilities or other crisis or calamity, severe weather, market disruptions, material disruptions in securities settlement, payment or clearance services or other causes commonly known as “acts of God”. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 16 F. Notice. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail and made to the applicable persons indicated in Part I – Account and Plan Information. The parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. G. Miscellaneous. 1. Additional Documents. I agree to complete, execute and deliver to MSSB any additional forms or other paperwork pursuant to this Plan at such times and in such form as MSSB may reasonably request. 2. My Obligation to Consult Legal Advisors. I agree that I will not enter into, modify, suspend or terminate this Plan except upon consultation with my own legal advisors. 3. Inconsistent Provisions. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded to the extent required in order to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect. 4. Non-Market Days and Trading Restrictions. If I have given instructions that require an order to be entered on a particular date, and the date that I have selected for a transaction falls on a day when the applicable primary market for the security is closed, then I direct that the transaction occur on the next regular business day on which such market is open following the original date indicated; provided that such date does not exceed the Sales Period End Date for that order or the Plan End Date or falls within a No Sales Period as defined in Trade Schedule A and/or B of this Plan. 5. State Insider Trading Laws. I understand that some states may have their own laws that relate to insider trading. I understand that MSSB makes no representation to me with respect to whether this Plan conforms to the laws of any particular state, and that I will seek the advice of my own counsel with respect to matters of state law. 6. Prices. All references in this Plan to per share prices will be before deducting any commission equivalent, mark-up or differential and other expenses of sale. 7. Other Shares. I may instruct MSSB to sell securities of the Issuer other than pursuant to this Plan. The parties hereto agree that any such sale transaction will not be deemed to modify this Plan unless in connection with such transaction this Plan is modified pursuant to the process set forth in subsection D.2 above. 8. Adjustments to Share and Dollar Amounts. The exercise and sale prices, and number of Options to be exercised and Shares to be sold, will be adjusted following such time as I or the Issuer notifies MSSB promptly of a Recapitalization, which shall be made by providing a new schedule reflecting the adjustment in Shares and prices after the Recapitalization. 9. Effect of Instructions on Other Agreements with MSSB. Subject to “Entire Agreement; Subsequent Plans” subsection below, nothing in this Plan changes any other terms or agreements that are already applicable to my account or accounts, or that otherwise exist between MSSB and me. 10. Entire Agreement; Subsequent Plans. This Plan constitutes the entire agreement between the parties with respect to this Plan and supersedes any prior agreements or understandings with respect to this Plan. I understand that if I enter into a subsequent 10b5-1 trading plan, that plan will not amend, suspend or terminate this Plan unless explicitly agreed to by MSSB in writing. 11. Assignment. My rights and obligations under this Plan may not be assigned or delegated without the written permission of MSSB. MSSB may assign or delegate any or all of its rights or obligations under this Plan to a company affiliated with, or a successor to, MSSB or to any assignee to which MSSB determines to assign all or part of its business relating to sales plans of this kind. Any such assignment will not affect the status, or be deemed to be an amendment, of this Plan, the purpose of which is to provide me with an affirmative defense against charges of insider trading. 12. Choice of Law Regarding Interpretation of Instructions. This Plan shall be construed in accordance with the internal laws of the State of New York. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 17 13. Enforceability in the Event of Bankruptcy. The parties acknowledge and agree that this Plan is a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (“Bankruptcy Code”) and shall be entitled to all of the protections afforded to such contracts under the Bankruptcy Code. 14. Headings. Headings used in this Plan are provided for convenience only and shall not be used to construe meaning or intent. 15. Counterparts. This Plan may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were placed upon the same instrument. By signing this Plan, I agree that I have read and understood all of the disclosures and representations outlined in this Plan and applicable Trade Schedules. Seller Morgan Stanley Smith Barney LLC By: By: Name: Justyn Howard TTEE JRH Revocable Trust Name: Title: Seller Title: Adoption Date: 9/12/2024 Date: Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 18 PART IV Exhibit A - Issuer Representation Letter Instructions: To be reviewed and executed by an authorized representative of the Issuer. Reference is made to that certain Sales Plan dated 9/12/2024 (the “Plan”) between JRH Revocable Trust (“Seller”) and Morgan Stanley Smith Barney LLC (“MSSB”) relating to the sale of common shares (the “Shares”) of Sprout Social, Inc. (the “Issuer”). As an authorized representative of the Issuer, I hereby represent and covenant on the Issuer's behalf that: 1. The Seller’s affiliate status at the Issuer is a (check the applicable boxes): 144 Affiliate of the Issuer Director or officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) Subject to the Issuer’s insider trading windows Not Applicable 2. The sales to be made by MSSB for the account of Seller pursuant to the Plan will not violate the Issuer’s insider trading policies and, to the Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from entering into the Plan or prohibit any sale pursuant to the Plan. 3. If, at any time between the Adoption Date and the Plan End Date (each as defined in the Plan), (i) the Issuer becomes aware of a legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates or a stock offering requiring an affiliate lock-up, which would prohibit any sale pursuant to the Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) there is a change in the Issuer’s insider trading policies, so that the sales to be made by MSSB for the account of the Seller pursuant to the Plan would violate these policies or (iii) where the Plan covers Shares that Seller has the right to acquire under outstanding stock options, there is a change in the Issuer’s policies with regard to the timing or method of exercising such options which could interfere with the manner or timing of the sales to be made pursuant to this Plan, the Issuer agrees to give MSSB’s PDP Trading Desk notice of such restriction in writing as soon as practicable to the individuals identified in Part I – Account and Plan Information of the Plan. Such notice shall be made to and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller or otherwise communicate any material nonpublic information about the Issuer or its securities to MSSB. 4. If the Plan covers Shares that Seller has the right to acquire under outstanding stock options, the Issuer acknowledges that Seller has authorized MSSB to serve as Seller’s agent and attorney-in-fact to exercise such stock options to purchase the Shares from time to time pursuant to the Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by MSSB and the delivery of the underlying Shares to MSSB (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Trade Schedule A – Notice and Authorization of Exercise of Stock Options of Sale included in Part II of the Plan. 5. If the Selling Start Date is based on the disclosure of the Issuer’s financial results, a representative of the Issuer will communicate the relevant disclosure date in writing to the MSSB Financial Advisor listed in Part – I Account and Plan Information promptly but no later than the relevant disclosure date. Dated: By: Name: Title: Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B 9/13/2024 General Counsel & Secretary Heidi Jonas

Page 19 Exhibit B - Seller Representation Letter Instructions: May not be applicable for some plans. To be reviewed and executed only by those sellers required to sell shares pursuant to Rule 144. Morgan Stanley Smith Barney LLC 1 New York Plaza, 8th Floor New York, NY 10004 Attention: 10b5-1 Preset Diversification Program Department Re: Sale of 480,000 Shares (the “Stock”) of Sprout Social, Inc. (the “Issuer”) Pursuant to Rule 144 Dear Sirs/Madams: The undersigned, JRH Revocable Trust, proposes to sell the above-referenced Stock of the Issuer through Morgan Stanley Smith Barney LLC (“MSSB”) in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Act”). The undersigned is an “affiliate” of the Issuer as that term is defined in Rule 144(a)(1). Accordingly, the undersigned delivers to you herewith a signed copy of a Notice of Proposed Sale of Securities Pursuant to Rule 144 (Form 144) relating to such sale, and confirms to you that the statements made therein are true and complete and represents to and agrees with you that: 1. The undersigned does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c)(1); 2. The Issuer is not, and has not been, a shell issuer as that term is defined in Rule 144(i)(1); 3. With respect to any shares of the Stock that are restricted securities, as that term is defined in Rule 144(a)(3), a minimum of 6 months has elapsed since the date of acquisition of the Stock from the Issuer or an affiliate of the Issuer, and payment of the full purchase price, by the undersigned; 4. At the time of any sale of the Stock for the account of the undersigned, the number of shares of the Issuer’s common stock sold by the undersigned or for the undersigned’s account and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144 to be aggregated with sales by or for the undersigned (other than shares sold pursuant to a registration statement under the Act, an exemption provided by Regulation A under the Act, or an exemption contained in Section 4 of the Act) will not exceed the amounts permitted by Rule 144(e); 5. The undersigned has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the Stock in anticipation of or in connection with such proposed sale, and such sale shall be made in accordance with Rule 144(f); 6. The undersigned has not made, and will not make, any payment in connection with the offering or sale of the Stock to any person other than the usual and customary compensation to MSSB; 7. The undersigned is providing a signed Form 144 and is authorizing MSSB to file Form 144 on the undersigned’s behalf with the SEC at the time the undersigned has instructed MSSB to sell the securities. Through the Initial Electronic Signature Authentication Document the undersigned previously provided to MSSB, the undersigned has authenticated the use of the undersigned’s electronic signature and provided (or authorized the Issuer to provide) and authorized the use of the undersigned’s individual central index key (CIK) and CIK confirmation code (CCC) for such filings with the SEC. The undersigned understands and acknowledges that, if MSSB does not timely receive my Rule 144 paperwork or if the CIK and CCC codes provided to MSSB are not accurate, MSSB may not be able to file a timely Form 144 on the undersigned’s behalf; 8. The undersigned authorizes MSSB to complete the Form 144 (“Form 144”) and this Seller’s Representation Letter (this “Letter”), including, but not limited to, completing the number of shares of Stock to be sold and any dates, as may be necessary to reflect my instructions, which may be written or oral, and the facts of the transaction as effected, and to use Form 144 and this Letter as appropriate to comply with Rule 144 and to effect settlement of any sale made in conjunction herewith; and 9. The undersigned agrees to notify MSSB promptly if there are any changes to the facts or representations set forth in this Letter or in the accompanying Form 144 (if applicable) and hereby authorizes MSSB, if MSSB deems it necessary, to contact the Issuer, its counsel, its transfer agent, and their agents and representatives concerning this transaction. MSSB and its agents and representatives, the Issuer, its transfer agent and their agents and representatives may rely on the accuracy of the information contained in this Letter. Sincerely yours, ________________________________ __________________ [Seller] Date Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B 9/12/2024

Page 20 Exhibit C Instructions: May not be applicable for some plans. To be reviewed and signed only by those sellers who are required to comply with Section 16 of the Exchange Act. Not required if MSSB already has an Authorization Letter on file for the Seller. If required, this Authorization Letter will be provided to the Issuer’s Section 16 Compliance Officer. Section 16 Authorization Letter In order to comply with the 2-business-day filing requirement for officers, directors and others subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the issuer identified below (the “Issuer”) has requested that I authorize Morgan Stanley Smith Barney LLC (“MSSB”) to provide certain information to the Issuer. I. Definitions “Covered Accounts” includes any account at MSSB owned or controlled by any person whose transactions may be attributed to me under Section 16. “Covered Transactions” includes any transaction involving any equity security of the Issuer, including purchases, sales, conversions of convertible securities, entry into, exercise, or expiration of derivative securities, and security futures transactions. “Section 16 Compliance Officer” means the person authorized by the Issuer to pre-clear my transactions. II. Authorization and Representations. By signing the Section 16 Authorization Letter, I agree to the following: I authorize the Issuer and MSSB to implement procedures for reporting to the Issuer all Covered Transactions in all Covered Accounts, and I understand that, as the beneficial owner of the securities, as that term is used in Section 16 of the Exchange Act, I am solely responsible for making timely and complete filings under Section 16. Upon execution of any Covered Transaction (including transactions pursuant to Rule 10b5-1 plans) and in no event later than the business day immediately following the trade date, I authorize MSSB to provide the terms of the transaction to the Issuer’s Section 16 Compliance Officer. I understand that MSSB shall not be responsible for any rejected or undeliverable emails or faxes sent to the appropriate electronic address or number set forth below. I represent that the information on this Section 16 Authorization Letter is complete and accurate, I agree to update the information as soon as practicable after any change in the information, and I represent that I will not enter into a Covered Transaction at any time when the information is not complete and accurate. III. Client Information NAME OF CLIENT: JRH Revocable Trust NAME OF ISSUER: Sprout Social, Inc. (complete a separate Section 16 Authorization Letter for each Issuer) NAME OF SECTION 16 COMPLIANCE OFFICER: Heidi Jonas COVERED ACCOUNTS: Account Name Account Number JRH Revocable Trust 709 – XXX189 E-MAIL NOTICES: E-mail notice to the Issuer’s Section 16 Officer shall be given to the following e-mail address: heidi@sproutsocial.com. [Seller] Date Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B 9/12/2024

Page 21 Electronic Record and Signature Addendum Disclosures Below are the terms and conditions of Morgan Stanley Smith Barney, LLC ("we" or "us" or "MSSB") Executive Financial Services Electronic Signature procedures ("eSign"). Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by applying your electronic signature below. Getting paper copies At any time, you may request a paper copy of any document or disclosure provided or made available electronically to you through eSign. Depending on the method of delivery, you may be able to download and print documents sent to you for electronic signature during and immediately after your signing session. You may request delivery of such paper copies by contacting your MSSB Financial Advisor or Private Wealth Advisor. There is currently no fee for receiving paper copies of documents you receive via eSign. We reserve the right to change this policy in the future with prior notice to you. Withdrawing your consent Receiving and signing documents and disclosures is an optional process that requires your consent for each package sent to you. If you would prefer to receive and sign documents and disclosures via paper or in a non-electronic form, you may: i. Decline to sign the documents in the signing session, and ii. Contact your Financial Advisor or Private Wealth Advisor and request an alternative means by which to receive the documents and disclosures. Consequences of non-consent If you elect to receive and sign documents and disclosures in paper format, it may slow the speed at which we can complete certain steps in transactions with you and delivering services to you because the required documents and disclosures will need to be sent to you in paper format, and then we must wait until we receive back from you any signed documentation. To advise MSSB of your new contact information Please inform your MSSB Financial Advisor or Private Wealth Advisor of any changes to your contact information (email address or mobile phone number). Required hardware and software* Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS® X Browsers: Internet Explorer® 11 (Windows only); Windows Edge Current Version; Mozilla Firefox Current Version; Safari(Mac OS only) 6.2 or above; Google Chrome Current Version PDF Reader: Acrobat® or similar software may be required to view and print PDF files Screen Resolution: 800 x 600 minimum Enabled Security Settings: Allow per session cookies * These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

Page 22 Acknowledging your access and consent to receive materials electronically By applying your electronic signature below, you confirm that: • You can access and read this Electronic Record and Signature Addendum; • You can print on paper the disclosure or save or send the disclosure to a place where you can print it on paper, for future reference and access; • You have received, read, and understood, and you hereby consent and agree to, the terms and conditions of this Addendum; • You consent to using electronic signatures for your plan and all documents relating to your plan (e.g., notices, amendments, terminations); and • You consent to receive certain documents, disclosures and notifications for your plan and all documents relating to your plan through electronic means. Client Representations By applying your electronic signature below:  You agree the signature and/or initials used on these documents will be the electronic representation of your signature and initials for all purposes when you use them on documents, including legally binding contracts;  You understand a copy of the document(s) you are signing electronically can be saved or printed as a part of the eSign process and that you can request a copy from your Financial Advisor or Private Wealth Advisor;  You represent that all client and/or account information on the form(s) included in this package is accurate;  You have received, reviewed and agree in your capacity as an owner, fiduciary, and/or authorized individual to be bound by all terms and conditions attached to any document/agreement you have signed electronically; and  You understand that this Addendum and any document/agreement you have signed electronically will be deemed to be executed in the United States. Indemnification In consideration of the foregoing, you hereby agree to indemnify and hold harmless MSSB and its directors, officers, employees and affiliates (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to eSign or the application of your electronic signature through eSign. ____________________________ Name ____________________________ Signature ____________________________ Date Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B 9/12/2024 justyn howard

SEC 1147 (08-07) UNITED STATES OMB APPROVAL SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 144 OMB Number: 3235-0101 Expires: August 31, 2026 Estimated average burden hours per response ….. 1.00 NOTICE OF PROPOSED SALE OF SECURITIES SEC USE ONLY PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933 DOCUMENT SEQUENCE NO. ATTENTION: This form must be filed in electronic format by means of the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) in accordance with the EDGAR rules set forth in Regulations S-T (17 CFR part 232), except that where the issuer of the securities is not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, this form must be filed in accordance with Securities Act Rule 144(h)(2). For assistance with EDGAR issues, please consult the EDGAR- Information for Filers webpage on SEC.gov. CUSIP NUMBER 1 (a) NAME OF ISSUER (Please type or print) Sprout Social, Inc. (b) IRS IDENT. NO. 27-2404165 (c) S.E.C. FILE NO. 333-234316 WORK LOCATION 1 (d) ADDRESS OF ISSUER STREET CITY STATE ZIP CODE (e) TELEPHONE NO. 131 South Dearborn Street, Suite 700 CHICAGO IL 60603 AREA CODE 866 NUMBER 878-3231 2 (a) NAME OF PERSON FOR WHOSE ACCOUNT THE SECURITIES ARE TO BE SOLD 10b5-1 Sales Plan for <Seller’s Name> (b) RELATIONSHIP TO ISSUER Affiliate (c) ADDRESS STREET CITY STATE ZIP CODE 131 South Dearborn Street, Suite 700 CHICAGO IL 60603 INSTRUCTION: The person filing this notice should contact the issuer to obtain the IRS Identification Number and the SEC File Number. 3 (a) (b) SEC USE ONLY (c) (d) (e) (f) (g) Title of the Class of Securities To Be Sold Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker who is Acquiring the Securities Broker-Dealer File Number Number of Shares or Other Units To Be Sold (See instr. 3(c)) Aggregate Market Value (See instr. 3(d)) Number of Shares or Other Units Outstanding (See Instr. 3(e)) Approximate Date of Sale (See instr. 3(f)) (MO. DAY YR.) Name of Each Securities Exchange (See instr. 3(g)) COMMON Morgan Stanley Smith Barney LLC 1 New York Plaza, 8th Floor New York, NY 10004 Attn Richard Fischer INSTRUCTIONS: 1. (a) Name of issuer (b) Issuer's I.R.S. Identification Number (c) Issuer's S.E.C. file number, if any (d) Issuer's address, including zip code (e) Issuer's telephone number, including area code 2. (a) Name of person for whose account the securities are to be sold (b) Such person's relationship to the issuer (e.g., officer, director, 10% stockholder or member of immediate family of any of the foregoing) (c) Such person's address, including zip code 3. (a) Title of the class of securities to be sold (b) Name and address of each broker through whom the securities are intended to be sold (c) Number of shares or other units to be sold (if debt securities, give the aggregate face amount) (d) Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice (e) Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown by the most recent report or statement published by the issuer (f) Approximate date on which the securities are to be sold (g) Name of each securities exchange, if any, on which the securities are intended to be sold Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number. Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B

SEC 1147 (02-08) TABLE I — SECURITIES TO BE SOLD Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefor: Title of the Class Date You Acquired Nature of Acquisition Transaction Name of Person from Whom Acquired (If gift, also give date donor acquired) Amount of Securities Acquired Date of Payment Nature of Payment INSTRUCTIONS: If the securities were purchased and full payment therefor was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given. If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid. TABLE II — SECURITIES SOLD DURING THE PAST 3 MONTHS Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold. Name and Address of Seller Title of Securities Sold Date of Sale Amount of Securities Sold Gross Proceeds REMARKS: INSTRUCTIONS: ATTENTION: See the definition of "person" in paragraph (a) of Rule 144. Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition. In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice. The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the Issuer of the securities to be sold which has not been publicly disclosed. If such person has adopted a written trading plan or given trading instructions to satisfy Rule 10b5-1 under the Exchange Act, by signing the form and indicating the date that the plan was adopted or the instruction given, that person makes such representation as of the plan adoption or instruction date. _________________________________________________________________________ DATE OF NOTICE ___________________________________________________ DATE OF PLAN ADOPTION OR GIVING OF INSTRUCTION IF RELYING ON RULE 10B5-1 ___________________________________________________________________________ (SIGNATURE) The notice shall be signed by the person for whose account the securities are to be sold. At least one copy of the notice shall be manually signed. Any copies not manually signed shall bear typed or printed signatures. ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001). Docusign Envelope ID: 210C423D-EB54-41F2-9624-60CD44ACB42B 9/12/2024